SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2007

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

             ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02     Results of Operations and Financial Condition

This amendment to the Current Report on Form 8-K of RC2 Corporation (the "Company") relates to the Form 8-K filed on October 24, 2007 (the "Original Report").  In the Original Report, the Company furnished a press release (the "Press Release") announcing results for the quarter and nine months ended September 30, 2007.

Subsequent to issuing the Press Release, after receipt of the final numbers for the purchases through September 30, 2007 pursuant to the Company's stock repurchase program, the Company determined that the Company actually purchased less shares pursuant to the stock repurchase program than was reported in the Press Release.  Through September 30, 2007, the Company repurchased approximately 2.2 million shares for $68.1 million, rather than 2.4 million shares for $72.5 million originally reported in the Press Release.  At September 30, 2007, the Company had cash and cash equivalents of $43.2 million and stockholders' equity of $416.5 million, rather than $38.8 million and $412.1 million originally reported in the Press Release.

This correction in the number of shares purchased pursuant to the stock repurchase program also affects the number of weighted average shares outstanding for the three months and nine months ended September 30, 2007.  Weighted average shares outstanding change to the following (in thousands):  20,523 and 20,952 basic for the three months and nine months ended September 30, 2007, respectively, and 20,850 and 21,336 diluted for the three months and nine months ended September 30, 2007, respectively.  Basic earnings per share for the three months ended September 30, 2007 were $0.52.  There are no other changes to the amounts reported in the Press Release relating to the correction in the number of shares purchased pursuant to the stock repurchase program.

The information in this Form 8-K/A shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date:  October 31, 2007
BY   /s/ Jody L. Taylor
Jody L. Taylor, Chief Financial Officer